                                                                      EXHIBIT 11

                         NU HORIZONS ELECTRONICS CORP.
                                   EXHIBIT 11


                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------

                                  (Unaudited)

                           FOR THE THREE MONTHS ENDED
                           ---------------------------
                               MAY              MAY
                             31, 1995         31, 1994
                           -----------      ----------
PRIMARY EARNINGS:
- ----------------

NET INCOME                 $ 1,631,097      $1,263,665
                           -----------      ----------

SHARES:

  Weighted average
   number of common
   shares and common
   share equivalents
   outstanding               7,852,309       7,856,465
                           -----------      ----------

PRIMARY EARNINGS PER
 COMMON SHARE                     $.21            $.16
                                  ====            ====

FULLY DILUTED EARNINGS:
- ----------------------

  Net Income               $ 1,631,097      $1,263,665

  Net (after tax)
   interest expense
   related to
   convertible debt            182,457               -
                           -----------      ----------

NET INCOME AS ADJUSTED     $ 1,813,554      $1,263,665
                           ===========      ==========
SHARES:

  Weighted average
   number of common
   shares and common
   share equivalents
   outstanding               7,852,309       7,856,465

  Additional options
    not included above         790,634         332,028

  Assuming conversion
   of convertible debt       1,666,666               -
                           -----------      ----------

  Weighted average
   number of common
   shares outstanding
   as adjusted              10,309,609       8,188,493
                           ===========      ==========

FULLY DILUTED EARNINGS
PER COMMON SHARE                  $.18            $.15
                                  ====            ====
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